Exhibit 99.1

CPSI Announces First Quarter 2023 Results

MOBILE, Ala.--(BUSINESS WIRE)--May 9, 2023--CPSI (NASDAQ: CPSI), a healthcare solutions company, today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

  Total revenue up 11% over first quarter 2022
  TruBridge revenue cycle management (RCM) revenue grew by 20% compared to first quarter 2022
  RCM revenue represented 59% of CPSI’s total recurring revenue and 56% of CPSI’s total revenue
  Continued success in both winning new clients and cross-selling RCM solution
  Acute care electronic health record (EHR) client retention rate (annualized) of 96.5%

First Quarter 2023 Financial Overview

All comparisons are to the quarter ended March 31, 2022, unless otherwise noted.

  Bookings of $20.9 million compared to $20.4 million
  Total revenue of $86.2 million compared to $77.9 million
  RCM revenue of $48.6 million compared to $40.5 million
  GAAP net income of $3.1 million and non-GAAP net income of $8.1 million
  GAAP earnings per diluted share of $0.21 and non-GAAP earnings per diluted share of $0.58
  Adjusted EBITDA of $14.6 million compared to $16.2 million
  Cash provided by operations of $9.5 million

Commenting on the results, Chris Fowler, chief executive officer of CPSI, stated, “CPSI’s first quarter 2023 results represent a strong start to the year and have us well positioned to achieve our 2023 outlook. It is clear our strategy to shift our focus towards our RCM business is gaining traction. This quarter, we strengthened our RCM pipeline and grew RCM bookings by 41%, nearly half of which came from capitalizing on cross-sell opportunities. The momentum in our RCM business is a result of strengthening our relationships with our loyal EHR customer base, prioritizing the enhancement of our sales team, and committing to our continued growth.”

Conference Call Information

CPSI will hold a live webcast to discuss first quarter 2023 results today, Tuesday, May 9, 2023, at 8:30 a.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and other healthcare systems. Founded in 1979, CPSI is the parent of six companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, iNetXperts, Corp. d/b/a Get Real Health, TruCode LLC, and Healthcare Resource Group, Inc. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting, and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. TruCode provides medical coding software that enables complete and accurate code assignment for optimal reimbursement. HRG provides specialized RCM solutions for facilities of all sizes. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: a public health crisis, such as the COVID-19 pandemic, and related economic disruptions; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription-based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; our reliance on an international workforce which exposes us to various business disruptions; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions, including bank failures or changes in related regulation; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Sales revenues:
Revenue cycle management	$48,631	$40,511
Electronic health record	35,191	34,763
Patient engagement	2,411	2,597
Total sales revenues	86,233	77,871

Costs of sales:
Revenue cycle	27,183	20,398
Electronic health record	16,348	15,339
Patient engagement	646	944
Total costs of sales	44,177	36,681

Gross profit	42,056	41,190

Operating expenses:
Product development	9,836	8,064
Sales and marketing	6,959	7,042
General and administrative	14,952	13,426
Amortization of acquisition-related intangibles	4,014	3,672
Total operating expenses	35,761	32,204

Operating income	6,295	8,986

Other income (expense):
Other income	267	157
Gain on contingent consideration	-	1,250
Interest expense	(2,669)	(917)
Total other (expense) income	(2,402)	490

Income before taxes	3,893	9,476

Provision for income taxes	809	1,363

Net income	$3,084	$8,113

Net income per common share—basic	$0.21	$0.55
Net income per common share—diluted	$0.21	$0.55

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	March 31, 2023 (unaudited)	Dec. 31, 2022
Assets
Current assets
Cash and cash equivalents	$6,816	$6,951
Accounts receivable, net of allowance for expected credit losses of $2,850 and $2,854, respectively	54,731	51,311
Financing receivables, current portion (net of allowance for expected credit losses of $139 and $223, respectively)	4,424	4,474
Inventories	1,182	784
Prepaid income taxes	464	701
Prepaid expenses and other	14,683	10,338
Total current assets	82,300	74,559

Property & equipment, net	9,402	9,884
Software development costs, net	32,004	27,257
Operating lease assets	7,156	7,567
Financing receivables, net of current portion (net of allowance for expected credit losses of $379 and $223, respectively)	2,774	3,312
Other assets, net of current portion	6,973	8,131
Intangible assets, net	97,985	102,000
Goodwill	198,253	198,253
Total assets	$436,847	$430,963

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$12,640	$7,035
Current portion of long-term debt	3,141	3,141
Deferred revenue	11,637	11,590
Accrued vacation	6,467	6,214
Other accrued liabilities	15,264	16,475
Total current liabilities	49,149	44,455

Long-term debt, net of current portion	135,603	136,388
Operating lease liabilities, net of current portion	5,207	5,651
Deferred tax liabilities	13,330	12,758
Total liabilities	203,289	199,252

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,099 and 14,906 shares issued, respectively	15	15
Treasury stock, 568 and 483 shares, respectively	(16,984)	(14,500)
Additional paid-in capital	193,522	192,275
Retained earnings	57,005	53,921
Total stockholders' equity	233,558	231,711

Total liabilities and stockholders' equity	$436,847	$430,963

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$3,084	$8,113
Adjustments to net income:
Provision for credit losses	(352)	734
Deferred taxes	572	692
Stock-based compensation	1,247	1,717
Depreciation	498	578
Amortization of acquisition-related intangibles	4,014	3,672
Amortization of software development costs	1,486	526
Amortization of deferred finance costs	90	73
Gain on contingent consideration	-	(1,250)
Changes in operating assets and liabilities:
Accounts receivable	(3,099)	(2,020)
Financing receivables	619	1,810
Inventories	(398)	288
Prepaid expenses and other	(3,187)	(2,316)
Accounts payable	5,605	(1,140)
Deferred revenue	47	2,602
Other liabilities	(990)	(2,951)
Prepaid income taxes	237	689
Net cash provided by operating activities	9,473	11,817

Investing activities:
Purchase of business, net of cash acquired	-	(43,362)
Investment in software development	(6,233)	(4,291)
Purchases of property and equipment	(16)	(27)
Net cash used in investing activities	(6,249)	(47,680)

Financing activities:
Treasury stock purchases	(2,484)	(1,650)
Payments of long-term debt principal	(875)	(937)
Proceeds from revolving line of credit	5,000	48,000
Payments of revolving line of credit	(5,000)	(5,000)
Net cash provided by (used in) financing activities	(3,359)	40,413

Net (decrease) increase in cash and cash equivalents	(135)	4,550

Cash and cash equivalents, beginning of period	6,951	11,431
Cash and cash equivalents, end of period	$6,816	$15,981

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)

		Three Months Ended
	In '000s	3/31/2023	3/31/2022
	Revenue cycle management(1)	$12,100	$8,573
	Electronic health record(2)	8,318	10,246
	Patient engagement(1)	476	1,578

	Total	$20,894	$20,397

(1)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).
(2)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support) for perpetual license system sales and total contract price for SaaS sales.

Computer Programs and Systems, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

		Three Months Ended
		3/31/2023	3/31/2022
	Revenue cycle management
	Net new(1)	$4,420	$4,356
	Cross-sell(1)	5,746	4,079
	TruCode	1,934	138
	Electronic health record
	Non-subscription sales(2)	4,064	3,266
	Subscription revenue(3)	3,207	6,071
	Other	1,047	909
	Patient engagement	476	1,578

	Total	$20,894	$20,397

(1)	“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.
(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(3)	Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

Computer Programs and Systems, Inc.
Electronic Health Record (EHR) Revenue Composition
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Recurring revenues - EHR
Acute Care EHR	$27,613	$27,364
Post-acute Care EHR	3,906	3,895
Total recurring revenues - EHR	31,519	31,259

Nonrecurring revenues - EHR
Acute Care EHR	3,292	3,028
Post-acute Care EHR	380	476
Total nonrecurring revenues - EHR	3,672	3,504

Total EHR revenues	$35,191	$34,763

Computer Programs and Systems, Inc.
Client Net Patient Revenue ("NPR")
(In millions)
(Unaudited)

	As of:
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Client NPR(1)	$2,880	$2,946	$2,958	$2,991	$3,033

(1)Client NPR defined as the aggregate annual net patient revenue for hospital customers contracted for our full-service revenue cycle outsourcing solution.

Computer Programs and Systems, Inc.
Adjusted EBITDA - by Segment
(In '000s)

	Three Months Ended
In '000s	3/31/2023	3/31/2022
Revenue cycle management	$7,898	$9,581
Electronic health record	6,157	6,163
Patient engagement	588	409

Total	$14,643	$16,153

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended March 31,
Adjusted EBITDA:	2023	2022
Net income, as reported	$3,084	$8,113

Deferred revenue and other acquisition-related adjustments	-	79
Depreciation expense	498	578
Amortization of software development costs	1,486	526
Amortization of acquisition-related intangible assets	4,014	3,672
Stock-based compensation	1,247	1,717
Severance and other nonrecurring charges	1,103	594
Interest expense and other, net	2,402	761
Gain on contingent consideration	-	(1,250)
Provision for income taxes	809	1,363

Adjusted EBITDA	$14,643	$16,153

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
Non-GAAP Net Income and Non-GAAP EPS:	2023	2022
Net income, as reported	$3,084	$8,113

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	-	79
Amortization of acquisition-related intangible assets	4,014	3,672
Stock-based compensation	1,246	1,717
Severance and other nonrecurring charges	1,103	594
Non-cash interest expense	90	73
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,355)	(1,288)
Tax shortfall (windfall) from stock-based compensation	50	(112)
Gain on contingent consideration	-	(1,250)

Non-GAAP net income	$8,232	$11,598

Weighted average shares outstanding, diluted	14,136	14,381

Non-GAAP EPS	$0.58	$0.81

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase and other accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangible assets; (v) stock-based compensation; (vi) severance and other non‑recurring charges; (vii) interest expense and other, net; (viii) gain on contingent consideration; and (ix) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue and other purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-cash interest expense and (vi) the total tax effect of items (i) through (v). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall (windfall) from stock-based compensation and gain on contingent consideration.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other purchase accounting adjustments – Deferred revenue purchase accounting adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Restructuring and other nonrecurring charges – Non-recurring charges relate to certain restructuring and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.
  Gain on contingent consideration – The purchase agreement for our acquisition of TruCode in 2021 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of TruCode would receive additional consideration at the conclusion of a one-year period beginning on the acquisition date and ending on the first anniversary of the acquisition date, depending on the achievement of certain profitability targets. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100